Exhibit (23b.)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statement Nos. 33-63017 and 33-63585, Post-Effective Amendment No. 1 to Registration Statement No. 2-76276, and Post-Effective Amendment No. 2 to Registration Statement No. 2-77195 on Form S-8 and in the Prospectus constituting part of Registration Statements Nos. 33-53795, 333-15323 and 333-32989 and Post-Effective Amendment No. 1 to Registration Statements Nos. 33-1304 and 33-20384 on Form S-3 of our report dated February 20, 1998 appearing in this Annual Report on Form 10-K of Northwest Natural Gas Company for the year ended December 31, 1997.

PRICE WATERHOUSE LLP

Portland, Oregon
March 13, 1998